EXHIBIT 5.1

May 11, 2017

P. H. Glatfelter Company 96 South George Street Suite 400 York, PA 17401

Re:P. H. Glatfelter Company - Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to P. H. Glatfelter Company (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of up to an additional 1,840,000 shares (the “Additional Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

In rendering this opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

The opinion expressed below is based on the assumption that the Additional Shares will continue to be duly and validly authorized on the dates that the Additional Shares are issued to participants under the Plan and, upon the issuance of any of the Additional Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Additional Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Articles of Incorporation, as amended.

Based on the foregoing, we are of the opinion that the Additional Shares, when issued pursuant to the Plan in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, the satisfaction of any vesting or forfeiture restrictions and the achievement of applicable performance goals) will be legally issued, fully paid and nonassessable.

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P. H. Glatfelter Company

May 11, 2017

This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the Federal law of the United States of America and of the laws of the Commonwealth of Pennsylvania.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr LLP